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Exhibit 99 - a(vii)

                        DEUTSCHE INVESTORS FUNDS, INC.

                            ARTICLES SUPPLEMENTARY

     Deutsche Investors Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland:

     FIRST:   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: The Corporation is authorized to issue 17,500,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $17,500,000. These Articles of Amendment do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

     THIRD:   Pursuant to the authority contained in Section 2-105 of the
Maryland General Corporation Law and under authority contained in Article FIFTH,
Section 3 and 4 of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted and ratified resolutions creating four new series, each to be named Global Financial Services Fund, Global Biotechnology Fund and Global Technology Fund.

     The Corporation's Board of Directors hereby reclassifies and redesignates all the authorized but unissued shares of the Common Stock of the Corporation so that the number of shares of Common Stock classified and allocated to the Series and Classes of the Corporation are as follows:
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Designation                                             Number of Shares
-----------                                             ----------------
  Deutsche Investors Funds, Inc.                                  17,500,000,000
     Global Financial Services Fund                                   15,000,000
           Global Financial Services Fund - Class A Shares             6,000,000
           Global Financial Services Fund - Class B Shares             3,000,000
           Global Financial Services Fund - Class C Shares             1,000,000
           Global Financial Services Fund - Class I Shares             5,000,000
     Global Biotechnology Fund                                        15,000,000
           Global Biotechnology Fund - Class A Shares                  6,000,000
           Global Biotechnology Fund - Class B Shares                  3,000,000
           Global Biotechnology Fund - Class C Shares                  1,000,000
           Global Biotechnology Fund - Class I Shares                  5,000,000
     Global Technology Fund                                           15,000,000
           Global Technology Fund - Class A Shares                     6,000,000
           Global Technology Fund - Class B Shares                     3,000,000
           Global Technology Fund - Class C Shares                     1,000,000
           Global Technology Fund - Class I Shares                     5,000,000
     Flag Investors Top 50 World                                     250,000,000
     Flag Investors Top 50 Europe                                    250,000,000
     Flag Investors Top 50 Asia                                      250,000,000
     Flag Top Investors 50 US                                        250,000,000
     Flag Investors European Mid-Cap Fund                            250,000,000
     Flag Investors Japanese Equity Fund                             250,000,000
     Unclassified and Unallocated                                 15,955,000,000
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     FOURTH:  Pursuant to the authority contained in Section 2-605(a)(2) of the
Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of various classes of the Corporation.

     FIFTH:   The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Flag Investors Top 50 World as Top 50 World Fund, all the issued and unissued shares of the Corporation's Flag Investors Top 50 Europe as Top 50 Europe Fund, all the issued and unissued shares of the Corporation's Flag Investors Top 50 Asia as Top 50 Asia Fund, all the issued and unissued shares of the Corporation's Flag Investors Top 50 US as Top 50 US Fund, all the issued and unissued shares of the Corporation's Flag Investors European Mid-Cap Fund as European Mid-Cap Fund, and all the issued and unissued shares of the Corporation's Flag Investors Japanese Equity Fund as Japanese Equity Fund. Subsequent to such redesignation, the authorized shares of the Company are classified as follows:
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Designation                                                     Number of Shares
-----------                                                     ----------------
   Deutsche Investors Funds, Inc.                                 17,500,000,000
      Global Financial Services Fund                                  15,000,000
             Global Financial Services Fund - Class A Shares           6,000,000
             Global Financial Services Fund - Class B Shares           3,000,000
             Global Financial Services Fund - Class C Shares           1,000,000
             Global Financial Services Fund - Class I Shares           5,000,000
      Global Biotechnology Fund                                       15,000,000
             Global Biotechnology Fund - Class A Shares                6,000,000
             Global Biotechnology Fund - Class B Shares                3,000,000
             Global Biotechnology Fund - Class C Shares                1,000,000
             Global Biotechnology Fund - Class I Shares                5,000,000
      Global Technology Fund                                          15,000,000
             Global Technology Fund - Class A Shares                   6,000,000
             Global Technology Fund - Class B Shares                   3,000,000
             Global Technology Fund - Class C Shares                   1,000,000
             Global Technology Fund - Class I Shares                   5,000,000
      Top 50 World Fund                                              250,000,000
      Top 50 Europe Fund                                             250,000,000
      Top 50 Asia Fund                                               250,000,000
      Top 50 US Fund                                                 250,000,000
      European Mid-Cap Fund                                          250,000,000
      Japanese Equity Fund                                           250,000,000
         Unclassified and Unallocated                             15,955,000,000
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     The Common Stock of each of the Top 50 World Fund, Top 50 Europe Fund, Top
50 Asia Fund, Top 50 US Fund, European Mid-Cap Fund and Japanese Equity Fund shall have three Classes of shares, which shall be designated Class A, Class B, and Class C. The number of authorized shares of each Class of Common Stock of each of the foregoing Series shall be equal to the sum of x and y where: x equals the issued and outstanding shares of such Class; and y equals the authorized but unissued shares of Common Stock of all classes of such Series divided by the number of Classes of Common Stock of each such Series then authorized; provided that at all times the aggregate authorized, issued and outstanding shares of all Classes of Common Stock of each Series shall not exceed the authorized number of shares of Common Stock of each such Series; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of shares of such Class.

     SIXTH:    The shares of Common Stock of the Corporation reclassified here shall be subject to all of the provisions of the Corporation's Charter relating shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's charter.

     The undersigned President acknowledges that these articles supplementary are the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in these articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     SEVENTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.
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     EIGHTH:   These Articles Supplementary shall become effective at 12:01 a.m.
on March 15, 2001.
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     IN WITNESS WHEREOF, Deutsche Investors Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                   DEUTSCHE INVESTORS FUNDS, INC.

WITNESS:


/s/ Amy M. Olmert                  By:/s/ Richard T. Hale
-----------------                     -------------------
Name: Amy M. Olmert                Name: Richard T. Hale
Title: Secretary                   Title: President
Date: March 12, 2001               Date: March 12, 2001